   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 24, 1999

                                                      REGISTRATION NO. 333-33975
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                     TO THE
                                    FORM S-1
                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
          (Exact name of registrant as specified in charter document)

           DELAWARE                          6799                  13-3968008
    (State of Organization       (Primary Standard Industrial   (I.R.S. Employer
          of Issuer)              Classification Code Number     Identification
                                                                    Number)

                            ------------------------

                       Two World Trade Center, 62nd Floor
                            New York, New York 10048
                                 (212) 392-8899
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Mark J. Hawley
                         DEMETER MANAGEMENT CORPORATION
                       Two World Trade Center, 62nd Floor
                            New York, New York 10048
                                 (212) 392-8899
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                          COPIES OF COMMUNICATIONS TO:

         Edwin L. Lyon, Esq.                      Michael T. Gregg, Esq.
    Cadwalader, Wickersham & Taft               Dean Witter Reynolds Inc.
   1333 New Hampshire Avenue, N.W.          Two World Trade Center, 65th Floor
        Washington, D.C. 20036                   New York, New York 10048
            (202) 862-2200                            (212) 392-5530

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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--------------------------------------------------------------------------------

    This Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (Reg. No. 333-33975) (the "Registration Statement") of Morgan Stanley Tangible Asset Fund L.P. (the "Registrant") consists of a cover page, this page, and a signature page.

    The Registrant originally offered 5,000,000 Units of Limited Partnership Interest ("Units") on a "best efforts" basis through a Prospectus dated November 10, 1997 and a Supplement to the Prospectus dated July 10, 1998. Units were issued and sold at closings (each a "Closing"), held on January 2, 1998, February 2, 1998, March 2, 1998, April 1, 1998, August 3, 1998, September 1, 1998 and October 1, 1998, respectively, at a price per Unit equal to the "Net Asset Value" thereof as of the close of business on the last day of the month immediately preceding the Closing. The results of the seven Closings are summarized in the following table:

                              RESULTS OF OFFERING

                                                                                        PRICE PER       PROCEEDS IN
                          DATE OF CLOSING                              UNITS SOLD         UNIT            DOLLARS
-------------------------------------------------------------------  ---------------  -------------  ------------------
January 2, 1998....................................................    2,547,686.803    $   10.00     $ $25,476,868.03
February 2, 1998...................................................      572,639.328    $   10.13     $   5,800,837.21
March 2, 1998......................................................      367,946.812    $    9.53     $   3,506,533.00
April 1, 1998......................................................      557,230.540    $    9.54     $   5,315,979.31
August 3, 1998.....................................................       52,593.838    $    7.85     $     412,861.60
September 1, 1998..................................................       62,841.469    $    7.23     $     454,343.80
October 1, 1998....................................................       34,554.842    $    7.75     $     267,800.00
                                                                     ---------------                 ------------------
Totals for All Closings:...........................................    4,195,493.632                  $  41,235,222.95
                                                                     ---------------                 ------------------
                                                                     ---------------                 ------------------

    Accordingly, pursuant to Item 512(a)(3) of Regulation S-K and undertaking
(4) in Item 17 of the Registration Statement, the Registrant hereby deregisters the 804,506.368 Units that were not sold in the public offering and which remain registered under the Registration Statement.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this Post Effective Amendment No. 2 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 24th day of February, 1999.

                                MORGAN STANLEY TANGIBLE ASSET FUND L.P.

                                By: DEMETER MANAGEMENT CORPORATION
                                General Partner

                                By:             /s/ ROBERT E. MURRAY
                                     -----------------------------------------
                                            Robert E. Murray, PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               SIGNATURE                       TITLE                    DATE
     ------------------------------  --------------------------  -------------------

  DEMETER MANAGEMENT CORPORATION     General Partner

           /s/ MARK J. HAWLEY        Chairman of the Board and
 By: ------------------------------    Director of the General    February 24, 1999
             Mark J. Hawley            Partner

          /s/ ROBERT E. MURRAY
     ------------------------------  President and Director of    February 24, 1999
            Robert E. Murray           the General Partner

     ------------------------------  Director of the General
         Joseph G. Siniscalchi         Partner

     ------------------------------  Director of the General
         Edward C. Oelsner, III        Partner

                                     Vice President, Chief
       /s/ LEWIS A. RAIBLEY, III       Financial and Principal
     ------------------------------    Accounting Officer, and    February 24, 1999
         Lewis A. Raibley, III         Director of the General
                                       Partner